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    312 861-2000

                               Kirkland & Ellis

                                                                   [Exhibit 5.1]


                               November 29, 1994


Navistar Financial Retail
Receivables Corporation
2850 West Golf Road
Rolling Meadows, Illinois  60008

     Re:  NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
          REGISTRATION STATEMENT ON FORM S-3 (NO. 33-55865)

     We have acted as special counsel to Navistar Financial Retail Receivables Corporation, a Delaware corporation (the "Company"), in connection with the above-referenced Registration Statement (together with the exhibits and any amendments thereto, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Certificates (the "Certificates") and Asset Backed Notes (the "Notes" and together with the Certificates, the "Securities") to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more Supplements (each, a "Prospectus Supplement") to the Prospectus (the "Prospectus") included in the Registration Statement.

     As described in the Registration Statement, the Securities of each series will be issued by an owner trust or a grantor trust to be formed with respect to such series (an "Owner Trust" or a "Grantor Trust", as the case may be). Each Owner Trust will be a Delaware business trust to be formed by the Company pursuant to a Trust Agreement (a "Trust Agreement") between the Company and an Owner Trustee. Each Grantor Trust will be formed pursuant to a Pooling and Servicing Agreement which incorporates the Navistar Financial Grantor Trust Standard Terms and Conditions of Agreement (together, a "Grantor Trust Pooling and Servicing Agreement") by and among the Company, Navistar Financial Corporation, a Delaware corporation, as Servicer, and a Grantor Trustee. Each series of Securities issued by an Owner Trust will include one or more classes of Notes and one or more classes of Certificates ("Owner
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Navistar Financial Retail
     Receivables Corporation
November 29, 1994
Page 2


Certificates" and collectively with the Notes, the "Owner Securities"). Each series of Certificates issued by a Grantor Trust will consist of two classes of Certificates, the Class A Certificates (the "Class A Certificates") and the Class B Certificates (together, the "Grantor Certificates"). With respect to any Grantor Trust, only the Class A Certificates will be registered. For each series of Owner Securities, the Owner Certificates will be issued pursuant to a Trust Agreement, and the Notes will be issued pursuant to an Indenture (each, an "Indenture") between the Owner Trust and an Indenture Trustee. Each series of Grantor Certificates will be issued pursuant to a Grantor Trust Pooling and Servicing Agreement.

     We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Securities, and in order to express the opinion hereinafter stated, we have examined copies of the Registration Statement, and in each case as filed or incorporated with the Registration Statement, the form of Grantor Trust Pooling and Servicing Agreement (including the form of Class A Certificates included as an exhibit thereto), the form of Indenture (including the forms of Notes included as exhibits thereto), the form of Trust Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware Business Trust Act included as an exhibit thereto (a "Trust Certificate") and the form of Owner Certificates included as an exhibit thereto), the form of Purchase Agreement between Navistar Financial Corporation and the Company and the form of Pooling and Servicing Agreement (the "Owner Trust Pooling and Servicing Agreement") by and among the Company, Navistar Financial Corporation, as Servicer, and an Owner Trust (the Registration Statement, the Grantor Trust Pooling and Servicing Agreement and the Purchase Agreement, collectively, the "Grantor Trust Operative Documents" and the Registration Statement, the Indenture, the Trust Agreement, the Purchase Agreement and the Owner Trust Pooling and Servicing Agreement, collectively, the "Owner Trust Operative Documents"). We have examined such other
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Navistar Financial Retail
     Receivables Corporation
November 29, 1994
Page 3


documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

     On the basis of the foregoing and on the basis of our examination of the Company's Restated Certificate of Incorporation and By-laws and a review of a Certificate of the Secretary of State of the State of Delaware as to the good standing of the Company, it is our opinion that:

         (a) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware; and

         (b) With respect to the Securities of any series, when, as and if (i) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the amount, price, interest rate or pass through rate and other principal terms of such Securities have been duly approved by the Board of Directors of the Company, (iii) with respect to each series of Owner Securities, the Owner Trust Operative Documents or, with respect to each series of Class A Certificates, the Grantor Trust Operative Documents relating thereto have each been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms established as described above, (iv) with respect to each series of Owner Securities, the Trust Certificate for the related Owner Trust has been duly executed by the Owner Trustee and timely filed with the Secretary of State of the State of Delaware, (v) with respect to each series of Owner Securities, the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (vi) with respect to each series of Owner Securities, such Owner Securities have been duly issued by the Trust and authenticated by the Owner Trustee or the Indenture Trustee, as applicable, all in accordance with the terms and conditions of the related Owner Trust Operative Documents and sold by the Company in
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Navistar Financial Retail
     Receivables Corporation
November 29, 1994
Page 4


    the manner described in the Registration Statement or, with respect to each series of Class A Certificates, the Class A Certificates have been duly issued by the Trust and authenticated by the Grantor Trustee, all in accordance with the terms and conditions of the Grantor Trust Operative Documents and sold by the Company in the manner described in the Registration Statement, such Securities will have been duly authorized by all necessary action of the Owner Trust or by the Grantor on behalf of the Grantor Trust, respectively, and will have been legally issued and will be enforceable in accordance with their terms and entitled to the benefits of the Owner Trust Operative Documents or Grantor Trust Operative Documents, respectively, except as the same may be limited by Title 11 of the United States Code or other bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors' rights or the relief of debtors, as may be in effect from time to time, or by general principles of equity.

     We do not find it necessary for the purpose of this opinion, and accordingly we do not purport to cover herein, the application of securities or "Blue Sky" laws of the various states to the offer or sale of the Securities.

     We wish to advise you that we are members of the bar of the State of Illinois and the opinions expressed herein are limited to the laws of the State of Illinois, the federal laws of the United States and the General Corporation Law of the State of Delaware and the Delaware Business Trust Act.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, the filing of our opinion as Exhibit 8.1 to the Registration Statement and to the
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Navistar Financial Retail
     Receivables Corporation
November 29, 1994
Page 5


reference to our firm in the Prospectus under the captions "PROSPECTUS SUMMARY
- -- Certain Federal Income Tax Consequences," "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" and "LEGAL OPINIONS."

                                  Sincerely,



                                  _______________________________
                                  KIRKLAND & ELLIS